UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Retirement of M. Freddie Reiss and Peter Schwab as Independent Directors of the Company

On March 6, 2024, pursuant to the Amended and Restated Bylaws of the Company, M. Freddie Reiss and Peter Schwab informed the Company of their intention to retire from the Board of Directors (the “Board”) of the Company, effective upon the closing of the merger (the “Merger”) of BlackRock Capital Investment Corporation (“BCIC”) with and into an indirect wholly-owned subsidiary of the Company, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2024, by and among the Company, BCIC, BCIC Merger Sub, LLC and, solely with respect to certain sections, BlackRock Capital Investment Advisors, LLC and Tennenbaum Capital Partners, LLC. Messrs. Reiss and Schwab’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Messrs. Reiss and Schwab for the years of service on the Board.  Messrs. Reiss and Schwab have accepted appointments to serve as advisors to the Board until the 2025 annual shareholder meeting of the Company.

Election of Maureen K. Usifer and Jack Baron as Independent Directors of the Company

On March 6, 2024, the Board of Directors of the Company appointed Maureen K. Usifer and Jack Baron to the Board of the Company, to serve as Independent Directors effective upon the closing of the Merger.  Ms. Usifer and Mr. Baron currently serve as Independent Directors of BCIC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: March 8, 2024	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer